EXHIBIT 21
                                   ----------



                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 1997


                                                                    PERCENTAGE
                                                                     OF VOTING
                                                 JURISDICTION       SECURITIES
NAME                                             OF ORGANIZATION      OWNED
----                                             ---------------    ----------

INTRUST Bank, National Association               National Bank         100%

Will Rogers Bank                                 Oklahoma              100%

NestEgg Consulting Inc.                          Kansas                100%

INTRUST Community Development Corporation        Kansas                100%